EXHIBIT 99.1

News Announcement                                                                                           For Immediate Release

Contact:
Jeffrey D. Gash                                                                                       Joseph N. Jaffoni, Robert L. Rinderman
Chief Financial Officer                                                                                   Jaffoni & Collins Incorporated
631/273-5500 or jgash@jacoelect.com                                                           212/835-8500 or jaco@jcir.com

JACO ELECTRONICS ENTERS INTO DEFINITIVE AGREEMENT
TO SELL CERTAIN ASSETS OF ITS ELECTRONIC COMPONENTS DISTRIBUTION BUSINESS TO WPG AMERICAS, INC.

- Jaco to Focus Exclusively on Growing Flat Panel (FPD) Distribution and Integration -

Hauppauge, NY, November 7, 2008 -- Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of electronic components and customized flat panel display solutions (FPD), announced today that it had reached an agreement in principle to sell to WPG Americas, Inc. (“WPG”), a subsidiary of World Peace Industrial Group, certain assets of Jaco’s components distribution business.  The transaction is subject to customary closing conditions and is expected to close within the next 30 days.  During a transition period, Jaco will provide support to its vendors and customers and to WPG with respect to logistics and enterprise resource and planning.

Joel Girsky, Chairman, President and CEO of Jaco Electronics stated, “For the last few years, we have stated that the electronic components business has been transitioning to Asia.  As a result, we have decided to shift our strategy and focus on Jaco’s core competency -- displays and embedded computing.  In WPG we have found a suitor that is committed to growing our North American component business.   Going forward, we will be solely focused on our faster growing Flat Panel Displays (FPD) product and valued-added services offerings.  We have invested heavily in this area, including technical personnel and a talented and experienced sales and management team.  As a result, we now have assembled what is recognized as one of the premier Value-Add FPD firms in the marketplace, with perhaps the largest cadre of authorized suppliers.  We have sustained continuous growth over the last eight years.  We expect further growth and more importantly, profits going forward.”

-more-

Jaco Electronics Agrees to Sell Assets of Electronic Components Business, 11/7/08   page 2

About Jaco Electronics
Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.  Jaco has two distribution centers, a warehouse in Singapore and 15 strategically located sales offices throughout the United States.  The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations.  The integration center enhances Jaco’s ability to provide customers with unique value-added display solutions and a “one-stop” source for their FPD supply and integration requirements.  In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

About WPG Holdings
WPG Holdings, as Asia's No. 1 Electronics Distributor, headquartered in Taipei, Taiwan, has a solid and complete Asia-Pacific service network with over 30 sales offices around greater China and Asia Pacific region, including Hong Kong, China, Korea, Singapore, Malaysia, Thailand, Philippines, and India. In combination of WPI Group, SAC Group, RichPower Group, and Pernas Group, WPG Holdings carries more than 100 Global brands, including Intel, NXP, TI, Hynix, Infineon, MediaTek, ON, Vishay, Winbond, Micron, etc.  In addition to the advantages of supporting diverse product lines through a broad network of sales offices, WPG Holdings is also focused on ever improving, value-added programs for its customers.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release provides historical information and includes forward-looking statements.  Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change.  Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material.  Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved.  Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize.  Investors are cautioned not to place undue reliance on the forward-looking statements.  We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements.  These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.
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